EXHIBIT 99.1

FOR IMMEDIATE RELEASE

November 10, 2006

CONTACT:

Daryl G. Byrd, President and CEO (337) 521-4003

John R. Davis, Senior Executive Vice President (337) 521-4005

IBERIABANK Corporation Announces $30 Million Private

Placement Of Common Stock

Lafayette, Louisiana – IBERIABANK Corporation (NASDAQ: IBKC), announced today that it has entered into definitive agreements with certain institutional and other accredited investors with respect to the private placement of 576,923 shares of newly issued common stock, for a total purchase price of $30 million. Stifel, Nicolaus and Company, Inc. and Howe Barnes Hoeffer and Arnett, Inc. acted as co-placement agents for the offering which is expected to close early next week.

“We are pleased with the private placement we announced today,” said Daryl G. Byrd, President and Chief Executive Officer of IBERIABANK Corporation. “We believe proceeds from this offering will complete an essential capital raising activity related to our acquisition of Pulaski Investment Corporation, pending customary required approvals of regulatory agencies and the shareholders of Pulaski Investment Corporation. Our capital position has improved significantly over the last few quarters and was bolstered further with the successful completion of a $15 million trust preferred offering on October 31, 2006. In addition, the private placement announced today, potential future balance sheet management strategies, and the opportunity to supplement the acquisition with additional debt provide adequate capital levels for future growth and reduce the dilutive impact on our current shareholders through a smaller common stock issuance.” Byrd continued, “Our most current projections indicate we expect the Tier 1 Leverage ratio for our Company to be well in excess of 7.00% and a tangible equity to tangible assets ratio in excess of 5.00% on a pro forma basis after completion of our acquisition of Pulaski and Pocahontas Bancorp, Inc.”

The Company currently anticipates completion of the pending acquisitions of Pulaski Investment Corporation and Pocahontas Bancorp, Inc. near the end of the year.

Securities in the private placement announced today were offered to accredited investors in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The securities have not been registered under the Securities Act or any state securities laws and the securities may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. In connection with the financing, IBERIABANK Corporation has agreed, subject to certain terms and conditions, to file a registration statement under the Securities Act covering the resale of the shares purchased. This press release does not, and will not, constitute an offer to sell or the solicitation of an offer to buy shares.

About IBERIABANK Corporation

IBERIABANK Corporation is one of the oldest financial institutions with continuous operations in the State of Louisiana and the second largest Louisiana-based bank holding company.

At September 30, 2006, IBERIABANK Corporation had total assets of $3.1 billion, shareholders’ equity of $280 million, a Tier 1 Leverage capital ratio of 7.63% and a tangible equity to tangible assets ratio of 5.99%. The Company’s common stock trades on the NASDAQ Stock Market under the symbol “IBKC.” The Company’s market capitalization is approximately $560 million.

Forward Looking Statements

To the extent that statements in this press release relate to future plans, objectives, financial results or performance of IBERIABANK Corporation, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, which are based on management’s current information, estimates and assumptions and the current economic environment, are generally identified by the use of the words “plan”, “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions. IBERIABANK Corporation’s actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties.

Actual results could differ materially because of factors such as our ability to execute our growth strategy, risks relating to the integration of acquired companies that have previously been operated separately, credit risk of our customers, sufficiency of our allowance for loan losses, changes in interest rates, reliance on the services of executive management, competition for loans, deposits and investment dollars; changes in government regulations and legislation, geographic concentration of our markets, rapid changes in the financial services industry, and hurricanes and other adverse weather events. Other factors that may cause actual results to differ materially from these forward-looking statements are discussed in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission, available at the SEC’s website, www.sec.gov, and the Company’s website, www.iberiabank.com. All information in this release is as of November 10, 2006. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

In connection with each of the proposed mergers, IBERIABANK Corporation will file a Registration Statement on Form S-4 that will contain a proxy statement/prospectus. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when it is available) and other documents containing information about IBERIABANK, Pulaski, and Pocahontas without charge, at the SEC’s web site at HTTP://www.sec.gov. Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus may also be obtained for free by directing a request to: Investor Relations-12th Floor, IBERIABANK Corporation, 200 West Congress Street, Lafayette, LA, 70501, Phone: (337) 521-4788, Fax: (337) 521-4021 or to Dwayne Powell, President and CEO, Pocahontas Bancorp, Inc., 1700 East Highland Drive, Jonesboro, AR 72401, Phone: (870) 802-1700, Fax: (870) 802-5945 or to Robert C. Magee, President, Pulaski Investment Corporation, 5800 “R” Street, Little Rock, AR 72207, Phone: (501) 661-7729, Fax: (501) 661-7861.

IBERIABANK Corporation and its directors and executive officers may be deemed to be “participants in the solicitation” of stockholders of Pocahontas Bancorp, Inc. in connection with the proposed transactions. Information concerning directors and executive officers and their direct or indirect interests, by security holdings or otherwise, can be found in the definitive proxy statement of IBERIABANK Corporation filed with the SEC on April 4, 2006.

Pocahontas Bancorp, Inc. and its directors and executive officers may be deemed to be “participants in the solicitation” of stockholders of Pocahontas Bancorp, Inc., in connection with the proposed transaction. Information concerning directors and executive officers and their direct or indirect interests, by security holdings or otherwise, can be found in the definitive proxy statement of Pocahontas Bancorp, Inc., filed with the SEC on January 4, 2006.

This communication is not an offer to purchase shares of Pulaski or Pocahontas common stock, nor is it an offer to sell shares of IBERIABANK Corporation common stock which may be issued in any proposed merger with Pulaski or Pocahontas. Any issuance of IBERIABANK Corporation common stock in any proposed merger with Pulaski or Pocahontas would have to be registered under the Securities Act of 1933, as amended, and such IBERIABANK Corporation common stock would be offered only by means of a prospectus complying with the Act.

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